UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): February 28, 2005


                             PACIFIC CAPITAL BANCORP
             (Exact name of registrant as specified in its charter)

          California                 0-11113                 95-3673456
 (State or other jurisdiction      (Commission            (I.R.S. Employer
       of incorporation)           File Number)          Identification No.)


                  1021 Anacapa Street, Santa Barbara, CA 93101
              (Address of principal executive offices and zip code)

       Registrant's telephone number, including area code: (805) 564-6405


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
     240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01    Regulation FD Disclosure

     Pacific Capital Bancorp and First Bancshares, Inc., the holding company for First Bank of San Luis Obispo (FSLO), jointly announced today that they have signed a definitive agreement under which Pacific Capital Bancorp will acquire First Bancshares, Inc. in an all-cash transaction valued at approximately $60.8 million, or $48 per each diluted share of First Bancshares common stock. Following regulatory and FSLO shareholder approval, the transaction is expected to close in the second quarter of 2005.


ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS.

     (a)     Financial Statements of Businesses Acquired.

             Not Applicable.

     (b)     Pro Forma Financial Information.

             Not Applicable.

     (c)     Exhibits.

             The following exhibit is furnished in accordance with Item 601 of Regulation S-K.

     Exhibit Number              Description of Exhibit
     --------------              ----------------------

           99.1 Pacific Capital Bancorp press release dated February 28, 2005 reporting the joint announcement with First Bancshares, Inc. of the signing of a definitive agreement under which Pacific Capital Bancorp will acquire First Bancshares in an all-cash transaction.


                                    SIGNATURE

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                               PACIFIC CAPITAL BANCORP

Date: February 28, 2005                        By: /s/ Donald Lafler
                                                   -----------------
                                                   Donald Lafler
                                                   Executive Vice President and
                                                   Chief Financial Officer

                                  EXHIBIT INDEX


Exhibit Number             Description of Exhibits
--------------             -----------------------

          99.1 Pacific Capital Bancorp press release dated February 28, 2005 reporting the joint announcement with First Bancshares, Inc. of the signing of a definitive agreement under which Pacific Capital Bancorp will acquire First Bancshares in an all-cash transaction.